                                                                  Exhibit (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                       Tender of Shares of Common Stock

                                      of

                            Telocity Delaware, Inc.

                                      to

                            DIRECTV Broadband Inc.

                         a wholly owned subsidiary of

                        Hughes Electronics Corporation

                   (Not to be used for signature guarantees)


    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
         TIME, ON MONDAY, APRIL 2, 2001, UNLESS THE OFFER IS EXTENDED.


   This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or if time will not permit all required documents to reach EquiServe Trust Company, N.A., (the "Depositary") on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase.

            By Mail:                 By Overnight Courier:                 By Hand:

                                                                    Securities Transfer &
 EquiServe Trust Company, N.A.   EquiServe Trust Company, N.A.            Reporting
    Attn: Corporate Actions         Attn: Corporate Actions             Services, Inc.
                                                                 c/o EquiServe Trust Company,
         P.O. Box 43014                150 Royall Street                     N.A.
   Providence, RI 02940-3014            Canton, MA 02021          100 William St., Galleria
                                                                      New York, NY 10038
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          By Facsimile Transmission: (for eligible institutions only)

                                (781) 575-2233

                        Confirm Facsimile By Telephone:

                                (800) 331-9922

   Delivery of this Notice of Guaranteed Delivery to an address other than one set forth above or transmission of instructions via facsimile number other than the facsimile number set forth above will not constitute a valid delivery to the Depositary.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "eligible institution" (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares or an Agent's Message (as defined in the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

 Ladies and Gentlemen:

   The undersigned hereby tenders to DIRECTV Broadband Inc., a Delaware corporation and a wholly owned subsidiary of Hughes Electronics Corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 1, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $.001 per share (the "Shares"), of Telocity Delaware, Inc., a Delaware corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

 Number of Shares Tendered: ________      SIGN HERE

 Certificate No(s). (if available):       Name(s) of Record Holder(s)

 ___________________________________      ___________________________________

 ___________________________________      ___________________________________
                                                      (Please Print)
 [_]Check if securities will be
    tendered by book-entry transfer       Address(es): ______________________

 Name of Tendering Institution:           ___________________________________

 ___________________________________      ___________________________________
                                                      (Zip Code)

 Account No.: ______________________
                                          Area Code and Tel. No(s):

 Dated: ______________________, 2001
                                          ___________________________________


                                          Signature(s) ______________________

                                          ___________________________________

                                   GUARANTEE
                    (Not To Be Used For Signature Guarantee)

   The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depositary Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal properly completed and duly executed, with any required signature guarantees or an Agent's Message and any other required documents, all within three New York Stock Exchange trading days after the date hereof.

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
   ______________________________________ ______________________________________
                Name of Firm                      (Authorized Signature)

   ______________________________________ ______________________________________
                  Address                                (Title)

                                          ______________________________________
                                                          (Name)
   ______________________________________

   ______________________________________ ______________________________________
                  Zip Code

                                          Date: __________________________, 2001
   Area Code and                                  (Please type or print)
   Tel. No. _____________________________
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR
SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.